Exhibit 10.9.2
                                                             --------------

          THIS INSTRUMENT AND THE OBLIGATIONS REPRESENTED THEREBY IS SUBORDINATE IN ALL RESPECTS TO CERTAIN OBLIGATIONS OF CHEMPOWER, INC. AND ITS SUBSIDIARIES TO FIRST NATIONAL BANK OF OHIO, INCLUDING A PROMISSORY NOTE IN THE MAXIMUM PRINCIPAL AMOUNT OF $15,700,000 DATED AS OF FEBRUARY 28, 1997.


                                 FINANCING AGREEMENT
                                 -------------------

               THIS FINANCING AGREEMENT is made and entered into as of this 28th day of February, 1997 by and among AMERICAN ECO CORPORATION, an Ontario, Canada corporation ("American Eco"), CHEMPOWER, INC., an Ohio corporation ("Chempower"), TOOMAS J. KUKK, and MARK L. ROCHESTER (jointly and severally, the "Principal Shareholders"), and TOOMAS J. KUKK, AS AGENT FOR THE PRINCIPAL SHAREHOLDERS (herein, together with his successors, referred to as the "Agent"). Terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement, or, if so stated, the Security Agreement or the Pledge Agreement (each as defined herein).


                                 W I T N E S S E T H:

               WHEREAS, American Eco, Sub Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of American Eco ("Merger Sub"), and Chempower entered into an Agreement and Plan of Merger dated as of September 10, 1996 (the "Merger
          Agreement"); and

               WHEREAS, Chempower was the surviving corporation in the merger contemplated by the Merger Agreement; and

               WHEREAS, the Merger Agreement provides, inter alia., for
                                                   ----------
          conversion of certain common shares, $0.10 par value per share, of Chempower ("Shares") into the right in the holder thereof to receive the Merger Consideration (as defined in the Merger Agreement), at the time and subject to the terms and conditions of the Merger Agreement; and

               WHEREAS, each of the Principal Shareholders holds Shares in respect of which the Principal Shareholder would be entitled to receive the Merger Consideration at the time and upon the satisfaction of the conditions prescribed in the Merger
          Agreement; and

               WHEREAS, pursuant to a letter agreement dated January 15, 1997, the Principal Shareholders have agreed with American Eco and Chempower to extend the time for payment of a portion of the Merger Consideration on the terms hereinafter set forth, and, in consideration of such agreements, American Eco and Chempower have agreed to execute and deliver the promissory notes, grant the security and undertake and agree to observe, satisfy and perform the other conditions and covenants hereinafter set forth:

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

               1. AGREEMENTS OF PRINCIPAL SHAREHOLDERS. Each of the Principal Shareholders agrees, at the Closing and promptly following the Effective Time of the Merger, and in exchange for
          (a) payment in cash of $7,444,712 of the Merger Consideration due, in the aggregate, to such Principal Shareholders and (b) the execution and delivery of the instruments provided for in Sections 2 and 3 hereof in accordance with the terms hereof, to
          (x) surrender the Certificates representing the Shares held by such Principal Shareholders to Chempower with the same effect as if surrendered pursuant to Section 2.03 of the Merger Agreement (other than the payment in cash of the Merger Consideration in respect thereof from the Exchange Fund as therein provided) and
          (y) accept the obligations undertaken and the security provided by Chempower and American Eco herein and in such instruments in lieu of the right to receive payment in cash from American Eco and Merger Sub of the balance of such Merger Consideration at the Closing.

               2. DOCUMENTS AND INSTRUMENTS TO BE DELIVERED BY CHEMPOWER. Chempower agrees, at the Closing, immediately following the Effective Time of the Merger, and in consideration of the agreements of the Principal Shareholders set forth in Section 1 above, to authorize, perform, execute and deliver the following:

                    (a) To the Exchange Agent, the Promissory Note in the form and substance of Exhibit A hereto (the "Principal Shareholders' Note"), which Principal Shareholders' Note, together with a cash payment of $7,444,712 of the Merger Consideration due, in the aggregate, to the Principal Shareholders, will then be delivered to the Agent upon surrender of the Certificates representing the Shares held by the Principal Shareholders in accordance with the provisions of Section 2.03 of the Merger Agreement;

                    (b)  To the Agent:

                    (i) the Security Agreement in the form and substance of Exhibit B hereto (the "Security Agreement"); and

                    (ii) any such other financing statements, mortgages,
               leasehold assignments, and other collateral documents required to grant and perfect liens on all assets of Chempower and its Subsidiaries, as may be requested by the Agent.

               3. DOCUMENTS AND INSTRUMENTS TO BE DELIVERED BY AMERICAN ECO. American Eco agrees, at the Closing, immediately following the Effective Time of the Merger, and in consideration of the agreements of the Principal Shareholders set forth in Section 1 above, to authorize, perform, execute and deliver to the Agent the following:

                    (a) A Guaranty in the form and substance of Exhibit C hereto (the "Principal Shareholders' Guaranty");

                    (b) A Pledge Agreement in the form and substance of Exhibit D hereto (the "Pledge Agreement");

                    (c) Any share certificates, stock powers and/or other instruments necessary to perfect the pledge of all Chempower shares by American Eco, if so requested by the Agent; and

                    (d) An opinion of counsel for American Eco in form and substance satisfactory to the Agent and the Principal Shareholders and their counsel relating, inter alia., to the due
                                                   ----------
          authorization, legality and enforceability of the foregoing and to the perfection of the liens provided for under the Pledge Agreement;

               4.   REPRESENTATIONS AND WARRANTIES OF CHEMPOWER.

               Chempower represents and warrants to the Agent and the Principal Shareholders (which representations and warranties shall survive the execution of this Agreement until the full and final payment, performance, and observance of all of the indebtedness and obligations provided for under this Agreement and the instruments identified in Sections 2 and 3 above) that:

                    (a)  ORGANIZATION. Chempower is a duly organized and
                         ------------
          validly existing corporation under the laws of the state of Ohio and is duly qualified and in good standing in every state where, because of the nature of is activities or properties, such qualification is required and where the failure to be so qualified would have a material adverse effect upon the business or condition, financial or otherwise, of Chempower.

                    (b)  AUTHORIZATION; VALIDITY. The execution, delivery,
                         -----------------------
          and performance of this Agreement and the documents and instruments provided for in Section 2 hereof by Chempower are within Chempower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Chempower's charter, by-laws, or regulations or of any agreement, indenture, order, judgment, decree or undertaking to which Chempower is a party or by which it is bound; this Agreement is, and each of the documents and instruments identified in Section 2 above when executed and delivered will be, legal, valid and binding obligations of Chempower and enforceable against Chempower in accordance with their respective terms, subject to bankruptcy, insolvency, and other similar laws relating to or affecting the enforceability of creditors rights generally and general equitable principles (whether at a proceeding at law or in equity): no consent, approval, or authorization of, or registration or declaration with, any governmental authority or other person is required in connection with the execution, delivery and performance by Chempower of any of the documents and instruments identified in Section 2 above.

                    (c)  NO VIOLATION. The execution, delivery and
                         ------------
          performance by Chempower of this Agreement and the documents and instruments identified in Section 2 above do not violate any provision of law, statute or ordinance, or any rule or regulation promulgated pursuant thereto.

                    (d)  COMPLIANCE WITH LAWS. Chempower is in compliance
                         --------------------
          with all laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to Chempower, including environmental laws and all applicable federal and state health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on Chempower or the ability of Chempower to fulfill its obligations under this Agreement.

                    (e)  SOLVENCY. Chempower has received consideration
                         --------
          which is the reasonable equivalent value of the obligations and liabilities that Chempower has incurred hereunder and under the Principal Shareholders' Note and the Security Agreement. Chempower is and after the execution and delivery of this Agreement and the Principal Shareholders' Note will be solvent. Chempower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations incurred by it hereunder. Chempower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

                    Notwithstanding the representations and warranties of Chempower set forth above, Chempower and American Eco shall have no obligation or liability with respect to the breach or inaccuracy of any representation or warranty of Chempower which speaks as of or prior to the Closing and the Effective Time of the Merger.

               5.   REPRESENTATIONS AND WARRANTIES OF AMERICAN ECO.
                    ----------------------------------------------

               American Eco represents and warrants to the Agent and the Principal Shareholders (which representations and warranties shall survive the execution of this Agreement until the full and final payment, performance, and observance of all of the indebtedness and obligations provided for under this Agreement and the instruments identified in Sections 2 and 3 above) that:

                    (a)  ORGANIZATION OF AMERICAN ECO. American Eco is a
                         ----------------------------
          duly organized and validly existing corporation under the laws of the Province of Ontario, Canada and is duly qualified and in good standing in every state where, because of the nature of its activities or properties, such qualification is required and where the failure to be so qualified would have a material adverse effect upon the business or condition, financial or otherwise, of American Eco.

                    (b)  AUTHORIZATION; VALIDITY. American Eco has full
                         -----------------------
          corporate power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and currently intends to engage. The execution, delivery, and performance of this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement are within American Eco's corporate powers, have been duly authorized, and are not in contravention of law or the terms of American Eco's charter, bylaws, or regulations or of any agreement, indenture, order, judgment, decree or undertaking to which American Eco is a party or by which it is bound; this Agreement is, and each of the Principal Shareholders' Guaranty and the Pledge Agreement when executed and delivered will be, legal, valid and binding obligations of American Eco and enforceable against American Eco in accordance with their respective terms, subject to bankruptcy, insolvency, and other similar laws relating to or affecting the enforceability of creditors' rights generally and general equitable principles (whether at a proceeding at law or in equity); no consent, approval, or authorization of, or registration or declaration with, any governmental authority or other person is required in connection with the execution, delivery and performance by American Eco of this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement.

                    (c)  NO VIOLATION. The execution, delivery and
                         ------------
          performance by American Eco of this Agreement, the Principal Shareholders' Guaranty and the Pledge Agreement do not violate any provision of law, statute or ordinance, or any rule, order or regulation promulgated pursuant thereto.

                    (d)  FINANCIAL STATEMENTS. American Eco has furnished
                         --------------------
          to the Agent financial data and reports concerning American Eco as of and for the period ending November 30, 1996, including a balance sheet (the "November 30 Balance Sheet"). This data is complete and correct in all material respects (excluding the treatment of certain costs and expenses relating to the consummation of the Merger and the closing of the transactions contemplated by this Agreement) and fairly presents the financial condition of American Eco as of the date thereof.

                    (e)  FINANCIAL CONDITION AT DATE OF AGREEMENT.  As of
                         ----------------------------------------
          the date of this Agreement, American Eco has no material amount of liabilities, contingent or otherwise, required to be reflected in accordance with generally accepted accounting principles ("GAAP"), which are not reflected in the November 30 Balance Sheet, other than those liabilities arising in the ordinary course of business and such other liabilities as have been previously disclosed to the Agent and/or the Principal Shareholders in writing. As of the date of this Agreement, American Eco has no outstanding or existing commitments for the purchase of land, buildings, equipment, materials, or supplies, or any contracts for services except for those made in the ordinary course of business.

                    (f)  NO ADVERSE CHANGES. Since November 30, 1996, there
                         ------------------
          has been no material adverse change in the condition, financial or otherwise, of American Eco, and the business, operations, and properties of American Eco have not been substantially and adversely affected in any way as a result of any fire, explosion, earthquake, accident, labor disturbance, requisition or taking of property by any governmental authority, flood, riot, or act of God.

                    (g)  LITIGATION. There is no pending or, to the
                         ----------
          knowledge of American Eco, threatened action, suit or proceeding before any court or other governmental authority or any arbitrator against American Eco that may materially and adversely impair the ability of American Eco to perform its obligations under this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement.

                    (h)  COMPLIANCE WITH LAWS.  American Eco is in
                         --------------------
          compliance with all laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to American Eco, including environmental laws and all applicable federal and state health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on American Eco or the ability of American Eco to fulfill its obligations under this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement.

                    (i)  SOLVENCY.  American Eco has received consideration
                         --------
          which is the reasonable equivalent value of the obligations and liabilities that American Eco has undertaken under this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement. American Eco is now, and after the execution and delivery of the this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement will be solvent. American Eco is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations incurred by it hereunder. American Eco does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

                    (j)  COMPLIANCE WITH OTHER INSTRUMENTS. American Eco is
                         ---------------------------------
          not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in (i) any evidence of indebtedness for borrowed money or (ii) any lease or other instrument. Neither the execution and delivery of this Agreement, the Principal Shareholders' Guaranty, or the Pledge Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms and provisions thereof will violate in any material respect the provisions of any material permit or license, or conflict with or result in a breach of, in any material respect, any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which American Eco is now a party; nor will such compliance constitute a default thereunder or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of American Eco other than as provided in the Pledge Agreement.

                    (k)  MATERIAL RESTRICTIONS.  American Eco is not a
                         ---------------------
          party to any agreement or other instrument or subject to any other restriction which materially adversely affects its business, properties (as a whole), assets (as a whole), operations, or conditions, financial or otherwise.

                    (l)  CORRECTNESS OF DATA FURNISHED.  Except as
                         -----------------------------
          otherwise specifically qualified elsewhere in this Agreement or the Disclosure Schedule or Exhibits attached hereto, the Agreement, the Disclosure Schedule, and the Exhibits hereto, taken as a whole, are true and correct in all material respects; and to the knowledge of American Eco, the matters disclosed in the Agreement and the Disclosure Schedule and Exhibits attached hereto, taken as a whole, set forth all material facts which specifically affect American Eco's business, properties or condition (financial or otherwise).

               6.   AFFIRMATIVE COVENANTS OF CHEMPOWER.
                    ----------------------------------

               Chempower undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of Chempower's obligations under this Agreement, the Principal Shareholders' Note, and the Security Agreement:

                    (a)  PAYMENT OF AMOUNTS DUE. Chempower will make all
                         ----------------------
          payments of the principal of and interest on the Principal Shareholders' Note promptly as the same become due.

                    (b)  CONDUCT OF BUSINESS IN THE ORDINARY COURSE.
                         ------------------------------------------
          Chempower shall conduct its business and that of its Subsidiaries only in the regular and ordinary course of business, consistent with past practice and shall use all reasonable efforts to (i) preserve intact its business, (ii) keep available the services of its current officers and employees, or their duly appointed successors, and (iii) preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Chempower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and those of its Subsidiaries and will conduct its business in a prudent manner.

                    (c)  BOARD OF DIRECTORS. Chempower shall take any and
                         ------------------
          all action necessary to ensure that the Board of Directors of Chempower, following the Effective Time of the Merger and until Chempower's obligations under this Agreement, the Principal Shareholders' Note, and the Security Agreement have been paid, performed and otherwise observed in full, consists of three directors, two of whom shall be designated by the Principal Shareholders and one of whom will be designated by American Eco.

                    (d)  QUARTERLY FINANCIAL STATEMENTS. Chempower shall
                         ------------------------------
          deliver to the Agent within forty-five (45) days after the close of each fiscal quarter, a balance sheet as at the end of such quarter, an income and expense statement for such quarter, each prepared in accordance with GAAP (except as otherwise provided herein and except that the Agent acknowledges that such financial statements are subject to normal year-end adjustments and are without footnotes), and a statement that after reasonable, diligent inquiry no Event of Default (as defined herein) exists, or if an Event of Default does exist, specifying the nature thereof. Notwithstanding the foregoing, as long as the loan to be obtained by Chempower from First National Bank of Ohio pursuant to the Loan Agreement, by and between Chempower and First National Bank of Ohio, dated February 28, 1997, remains outstanding, the provision to the Agent of the financial statements required to be delivered to First National Bank of Ohio in connection with such Loan Agreement shall be deemed to satisfy the requirements of this Section 6(d).

                    (e)  COMPLIANCE WITH LAWS. Chempower will comply and
                         --------------------
          will cause its Subsidiaries to comply, in all material respects with all federal, state, and local laws and regulations material to its business now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

                    (f)  MAINTENANCE OF PROPERTIES. Chempower will at all
                         -------------------------
          times maintain, preserve, protect, and keep its properties and those of its Subsidiaries used in the conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

                    (g)  PAYMENT OF TAXES, ETC. Chempower will pay and
                         ---------------------
          discharge, and will cause its Subsidiaries to pay and discharge, all lawful taxes, assessments, and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any of its or their properties, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, Chempower shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside such reserves with respect thereto as are required by GAAP. Chempower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

                    (h)  ACCESS TO INFORMATION. Chempower shall afford the
                         ---------------------
          Agent and the Agent's accountants, counsel and other representatives, full access, during normal business hours at all times prior to the full and complete payment, performance, and observance of Chempower's obligations under this Agreement, the Principal Shareholders' Note, and the Security Agreement, to all of the properties, books, contracts, commitments and records of Chempower and its Subsidiaries.

                    (i)  NOTIFICATION OF CERTAIN EVENTS. Chempower
                         ------------------------------
          covenants and agrees to give prompt written notice to the Agent of (i) the occurrence (or non-occurrence) of any event the occurrence (or nonoccurrence) of which would be likely to cause
          (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, agreement or condition in this Agreement not to be complied with or satisfied in any material respect; (ii) any failure by Chempower to comply with or satisfy any covenant, agreement or condition contained in this Agreement in any material respect; and (iii) any litigation, legal proceeding or threat of legal proceeding involving Chempower and/or any of its Subsidiaries that may materially and adversely impair the ability of Chempower to perform its obligations under the Principal Shareholders' Note.

                    (j)  FURTHER ASSURANCES. Chempower agrees to execute
                         ------------------
          and deliver to the Agent, any agreements, documents and instruments, including, without limitation, another Principal Shareholders' Note as a replacement or substitution (subject to a satisfactory affidavit of loss) as may be required by the Agent, and to take such other actions as reasonably requested by the Agent to effect the transactions contemplated hereby.

               7.   NEGATIVE COVENANTS OF CHEMPOWER.
                    -------------------------------

               Chempower undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of Chempower's obligations under this Agreement, the Principal Shareholders' Note, and the Security Agreement, unless it has obtained the prior written consent of the Agent:

                    (a)  CAPITAL STOCK. Chempower shall not (i) adjust,
                         -------------
          split, combine or reclassify any shares of capital stock; (ii) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly issue, sell, pledge, grant, redeem, repurchase or otherwise acquire, any shares of its or any Subsidiary's capital stock, any securities or obligations convertible into or exchangeable for any shares of its or any Subsidiary's capital stock, or any options, warrants or other rights to acquire any shares of its or any Subsidiary's capital stock except the issuance of stock pursuant to the exercise of employee stock options outstanding on the date hereof; or (iii) grant any stock option or appreciation rights or other rights to share in the equity value of Chempower or any Subsidiary;

                    (b)  CONTRACTS; LEASES OF REAL PROPERTY. Chempower
                         ----------------------------------
          shall not, except in the ordinary course of business, (i) make or enter into any agreement, commitment or contract giving rise to obligations extending beyond 90 days from the date hereof, or modify, amend or terminate any material contract (other than as required by the terms thereof), or pay any amount not required by law or by any contract; or (ii) make or enter into any lease of real property or extend or amend any existing lease of real property;

                    (c)  MERGERS; CONSOLIDATIONS.  Chempower shall not
                         -----------------------
          dissolve or liquidate, or consolidate with or merge with or into any person, firm, corporation or entity or otherwise effect any business combination with any person, firm, corporation or entity; nor shall Chempower approve any such dissolution, liquidation, consolidation, or merger with respect to any of its Subsidiaries.

                    (d)  PURCHASES OR TRANSFERS OF ASSETS; LIMITATION ON
                         -----------------------------------------------
          INDEBTEDNESS.  Chempower shall not (i) acquire, sell, lease,
          ------------
          encumber, transfer or dispose of any assets, including the stock of any Subsidiary, or make any capital expenditures, except in the ordinary course of business or pursuant to obligations in effect on the date hereof; (ii) purchase the capital stock of any other person; or (iii) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any assets or create or suffer any material lien thereupon, except for (x) the security interests granted under the Security Agreement or (y) indebtedness which has been approved by the Board of Directors of Chempower with the affirmative vote of both Toomas J. Kukk and Ernest M. Rochester, by Toomas J. Kukk in his capacity as an officer of Chempower, or by the Agent;

                    (e)  MAINTENANCE OF INSURANCE.  Subject to the exercise
                         ------------------------
          of reasonable business judgment, Chempower shall not cancel or otherwise take any action reasonably likely to result in the termination of any insurance policies currently in existence insuring the assets or properties of, or providing coverage against liabilities of, Chempower, any of its Subsidiaries, or the businesses conducted by them.

                    (f)  SATISFACTION OF CLAIMS. Chempower shall not pay,
                         ----------------------
          discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unassorted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Chempower for the fiscal year ended December 31, 1996. Notwithstanding the preceding sentence, however, Chempower shall not pay, discharge or satisfy any claims, liabilities or obligations in connection with the litigation and claims listed on Schedule 3.15 to the Merger Agreement, other than attorneys' fees and other expenses of defending such actions, final non-appealable judgments, and appeal bonds relating to appealable judgments, it being understood and agreed that Chempower shall keep the Agent fully informed of all material developments in connection with such claims and litigation;

                    (g)  LIMITATION ON INVESTMENTS. Chempower will not
                         -------------------------
          purchase or otherwise acquire or make any investment, except for
          (i) investments existing on the date of this Agreement but without any increase therein (no increase in an investment shall be deemed to have occurred solely by reason of an increase in the fair market value of such investment or increases in the net worth in the person that is the subject of the investment resulting from earnings of such person), or (ii) investments in the ordinary course of business.

                    (h)  PARTNERSHIPS AND JOINT VENTURES. Chempower shall
                         -------------------------------
          not, and will not permit any Subsidiary to, act or participate as a general or limited partner in any partnership or a joint venturer in any joint venture, except such joint ventures or partnerships in which Chempower is participating as of the date of this Agreement.

                    (i)  TRANSACTIONS WITH AFFILIATES OR SHAREHOLDERS.
                         --------------------------------------------
          Chempower shall not engage in any transaction with any affiliate or shareholder, unless (i) such transaction is at arms length and
                          ------
          on terms that are at least as favorable to Chempower as those prevailing at the time for comparable transactions with nonaffiliated persons; and (ii) in any event, such transaction does not require Chempower to make payments, advances, or loans to any affiliate or shareholder in an amount exceeding $25,000.

                    (j)  EMPLOYEE BENEFITS. Except as required by law or
                         -----------------
          contemplated by this Agreement, Chempower shall not, subject to its reasonable business judgment, (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Chempower and one or more of its directors, officers, or employees; (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee; (iii) grant any bonus to any of its executive officers or pay any termination, severance or other benefit not required by any plan and arrangement as in effect on the date hereof; or (iv) with respect to any employee benefit plans subject to the requirements of ERISA, take any actions which do not comply with such requirements or which may result in a tax, penalty or other liability under Section 4975 of the Code,
          Section 502(i), or any other provision, of ERISA.

                    (k)  EMPLOYMENT AGREEMENTS. Chempower shall not, by
                         ---------------------
          action of its officers, directors, or shareholder (acting either in its capacity as the sole shareholder of Chempower or as a party to such agreements), (i) terminate the Employment Agreements between each of Toomas J. Kukk and Ernest M. Rochester and Chempower and American Eco, entered into in connection with the Merger, except for "cause" (as defined in such Employment Agreement); (ii) take any action with the intention of (or which it reasonably believes may have the effect of) causing either Mr. Kukk or Mr. Rochester to terminate such agreement; or (iii) constructively discharge either Mr. Kukk or Mr. Rochester from the position or responsibilities of his employment as described in his Employment Agreement, or materially hinder or impede either of them in the performance of such responsibilities.

                    (l)  VIOLATION OF LAWS. Chempower shall not violate, or
                         -----------------
          use any Collateral (as defined in the Security Agreement) in violation of, any applicable material statute, ordinance, or regulation, including, in each case, Environmental Laws.

                    (m)  ENVIRONMENTAL COMPLIANCE.  Chempower will conduct
                         ------------------------
          its business in material compliance with all environmental laws, regulations, and permits, except to the extent that compliance is being contested in good faith by appropriate proceedings and reserves are established or other appropriate provisions made therefor in accordance with GAAP (to the extent such reserves or provisions are required in accordance with GAAP);

                    (n)  CHANGE IN LOCATIONS.  Except for changes resulting
                         -------------------
          from sales of Inventory (as defined in the Security Agreement) in the ordinary course of Chempower's business, Chempower shall not make any change in any location where Chempower's Inventory or Equipment (as defined in the Security Agreement) is maintained or any change in the location of the office where Chempower's records pertaining to its accounts and contract rights are kept;

                    (o)  CHANGES IN ORGANIZATIONAL DOCUMENTS. Chempower
                         -----------------------------------
          shall not make any changes in the Articles of Incorporation, Code of Regulations or By-laws, as amended to date, of Chempower or any Subsidiary, except as contemplated hereby;

                    (p)  CHANGES IN ACCOUNTING PRINCIPLES. Chempower shall
                         --------------------------------
          not change any of the accounting principles or practices used by it (except as required by GAAP or Canadian generally accepted accounting principles, or as a result of its consolidation for financial reporting purposes with American Eco);

                    (q)  TAXES. Chempower shall not, subject to its
                         -----
          reasonable business judgment, make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability, or waive or extend the statute of limitations in respect of any such taxes; and

                    (r)  OTHER ACTIONS. Chempower shall not agree to, or
                         -------------
          make any commitment to take any of the actions prohibited by this
          Section 7; or take any action, or agree or commit to take any action that would make any representation or warranty of Chempower hereunder inaccurate in any material respect at, or as of any time prior to the full and final payment, performance, and observance of all of the indebtedness and obligations provided for under this Agreement and the instruments identified in Sections 2 and 3 above, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

               8.   COVENANTS OF AMERICAN ECO.
                    -------------------------

               American Eco undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of all of American Eco's obligations under this Agreement, the Principal Shareholders' Guaranty, and the Pledge Agreement:

                    (a)  PAYMENT OF AMOUNTS DUE. In the event that
                         ----------------------
          Chempower fails to make any payments of the principal of and/or interest on the Principal Shareholders' Note promptly as the same become due, American Eco will make such payments to the Agent in accordance with the terms of the Principal Shareholders' Guaranty. American Eco shall wire to Chempower any amount payable with respect to interest on the Principal Shareholders' Note at least one (1) day prior to the date upon which such interest shall become due and payable by Chempower. If American Eco fails to make any of the payments provided for above, the Agent may exercise any and all of its rights under the Pledge Agreement, and the Security Agreement. Further, the rights of American Eco and its affiliates to payment of any amounts that may from time to time be owed to them or any of them by Chempower or its subsidiaries (any such amounts, the "Intercompany Debt") shall be subordinate in right of payment to the prior payment in full of the entire principal amount of and all accrued but unpaid interest on the Principal Shareholders' Note, and all other amounts due and owing under or in connection with this Agreement or the instruments identified in Sections 2 and 3 hereof delivered in connection herewith; provided that, so long as no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default hereunder, has occurred and is continuing, any Intercompany Debt that is otherwise permitted by the terms of this Agreement may be paid in the ordinary course.

                    (b)  BOARD OF DIRECTORS. One designee of the Principal
                         ------------------
          Shareholders, who shall initially be Ernest M. Rochester, will have the right to attend all meetings of the Board of Directors and any committees thereof as an observer until such time as the obligations of Chempower under the Principal Shareholders' Note are paid in full.

                    (c)  MANAGEMENT OF CHEMPOWER. (i) American Eco shall
                         -----------------------
          permit the Agent, through the officers and directors of Chempower, to operate and otherwise conduct the business of Chempower under and at the exclusive control, direction, and discretion of the Agent; further, American Eco agrees not to take any action to interfere with the meaningful exercise of such control, direction, or discretion by the Agent?

                         (ii) The Agent, on the other hand, agrees that, in
               the operation and conduct of Chempower's business, he shall not take, or omit to take, as the case may be, any action to
               (x) alter Chempower's equity structure or (y) cause Chempower to enter into any material transactions not in the ordinary course of business or to sell all or substantially all of its assets, consolidate with or merge with or into any person, firm, corporation or entity, or otherwise effect any business combination with any person, firm, corporation or entity, without the consent of American Eco; provided,
                                                          --------
               however, that nothing provided for in this paragraph shall
               -------
               limit in any way the Agent's rights under this Agreement or under the instruments identified in Sections 2 and 3 hereof and executed in connection herewith, in the event of an Event of Default hereunder.

                    (d)  OTHER ACTIONS.  American Eco shall not:
                         -------------

                    (i) take any action to cause or which may result in Chempower (A) failing to take the actions which it has agreed to take pursuant to Section 6 of this Agreement or
               (B) taking any actions which it has agreed not to take pursuant to Section 7 of this Agreement;

                    (ii) charge or otherwise impose any obligation upon
               Chempower to make payments for overhead, management fees or expenses, or similar expenses of American Eco which American Eco may deem attributable to Chempower or the conduct of its business;

                    (iii) agree to, or make any commitment to take any of
               the actions prohibited by this Section 8; or

                    (iv) take any action, or agree or commit to take any
               action that would make any representation or warranty of American Eco or Chempower hereunder inaccurate in any material respect at, or as of any time prior to the full and final payment, performance, and observance of all of the indebtedness and obligations provided for under this Agreement and the instruments identified in Sections 2 and 3 above, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

               9.   DEFAULTS AND REMEDIES.

               The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement (provided that, with respect to the events identified in paragraphs (c),
          (d), (e), (f), (g), (i), and (k), such none of such events shall constitute an Event of Default unless such event has not been cured within ten (10) days following delivery by the Agent to American Eco of written notice of such Event of Default):

                    (a) Default shall be made in the payment of any principal on the Principal Shareholders' Note when and as the same shall become due and payable, whether at maturity or otherwise;

                    (b) Default shall be made in the payment of any interest on the Principal Shareholders' Note when and as the same shall become due and payable (provided that such Event of Default has not been cured within five (5) days following delivery by the Agent to American Eco of written notice of such Event of Default);

                    (c) Failure by Chempower to observe or perform any covenant or obligation of Chempower under this Agreement and/or the Security Agreement or, except as provided in the last clause of Section 4 hereof, any representation or warranty of Chempower set forth in this Agreement or in the Security Agreement shall have been untrue or incomplete in any material respect when made;


                    (d) Failure by American Eco to perform any of its obligations under the Principal Shareholders' Guaranty in full when due;

                    (e) Failure by American Eco to observe or perform any covenant or obligation of American Eco under this Agreement and/or the Pledge Agreement or any representation or warranty of American Eco set forth in this Agreement or in the Pledge Agreement shall have been untrue or incomplete in any material respect when made;

                    (f) Failure by either Chempower or American Eco to observe or comply with any agreement or obligation set forth or provided for in any collateral security document or other document, instrument or agreement delivered by either or both of them in connection with the transactions herein provided or any representation or warranty of either or both Chempower or American Eco set forth in any such document shall have been untrue or incomplete in any material respect when made; or

                    (g) Failure by either Chempower or American Eco to observe or comply with any material agreement or obligation set forth or provided for in either the Employment Agreement or the Non-Competition Agreement with either Toomas J. Kukk or Ernest M. Rochester, unless such failure follows a material breach by either of Messrs. Kukk or Rochester of their obligations under such agreements; or

                    (h) Default in an amount in excess of $300,000 in respect of any other indebtedness of Chempower or American Eco, which default continues beyond any applicable grace period or cure period; or

                    (i) If any of the following events occur: (i) any Benefit Plan incurs a material "accumulated funding deficiency" (as such term is defined in ERISA) whether waived or not, (ii) Chempower or any affiliate engages in a material "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), (iii) subject to Chempower's reasonable business judgment, any Benefit Plan is terminated or partially terminated, (iv) a trustee is appointed by an appropriate United States district court to administer any Benefit Plan, or (v) the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Benefit Plan or to appoint a trustee to administer any Benefit Plan; or

                    (j) Any of the following events evidencing the financial difficulties of either or both of Chempower or American Eco shall occur: (i) any admission in writing of inability to pay debts as they become due or the failure to pay debts generally as such debts become due; or (ii) the entry of an order for relief in the name of either or both of Chempower or American Eco under Title 11 of the United States Code or similar provisions of foreign law; or (iii) either or both of Chempower or American Eco shall make an assignment for the benefit of creditors; or (iv) Chempower or American Eco shall consent to the appointment of a trustee or receiver for all or a major part of its property; or
          (v) the commencement of a case by Chempower or American Eco under Title 11 of the United States Code or similar provisions of foreign law; or (vi) the commencement of a case under Title 11 of the United States Code or similar provisions of foreign law against Chempower or American Eco or any subsidiary thereof, which case shall not be dismissed, vacated, denied, set aside, or stayed within 30 days from the date of commencement; or (vii) the entry of a court order appointing a receiver or a trustee for all or a major part of Chempower or American Eco's property without consent, which order shall not be dismissed, vacated, denied, set aside, or stayed within 60 calendar days from the date of entry; or (viii) the entry of a judgment or judgments for the payment of money aggregating in excess of $300,000 against Chempower or American Eco, and the same shall not be satisfied and discharged within 90 calendar days from the date of entry thereof or an appeal or other proceeding for the review thereof shall not be taken within the period allowed to take such appeal and a stay of execution pending such appeal shall not be obtained; or

                    (k) a material adverse change in the business, operations, management, or financial condition of Chempower or American Eco that would impair its ability to comply with and perform its obligations under, with respect to Chempower, this Agreement, the Principal Shareholders' Note, or the Security Agreement, or, with respect to American Eco, this Agreement, the Principal Shareholders' Guaranty, or the Pledge Agreement, as determined by the Agent in good faith, shall have occurred; or

                    (l) any court or administrative or regulatory agency shall have issued an injunction or order that materially restricts or enjoins Chempower or American Eco from conducting any material part of its business as now conducted.

          Notwithstanding paragraphs (c), (f), and (g) above in so far as they relate to Chempower, no Event of Default under any of the aforementioned paragraphs shall be deemed to have occurred as a result of actions by Chempower which both (i) have been authorized or taken by the Board of Directors of Chempower with the affirmative vote of both Toomas J. Kukk and Ernest M. Rochester (but without the affirmative vote of the third member of the Board of Directors), by Toomas J. Kukk in his capacity as an officer of Chempower, or by the Agent and (ii) but for the operation of this proviso, would constitute an Event of Default under any of the aforementioned paragraphs at the time authorized or taken. Nothing in this proviso shall in any way limit the Agent's rights in the case of an Event of Default under any paragraph of this Section other than the aforementioned paragraphs.

          If there shall occur any Event of Default set forth in Subsections (a) through (i); (j)(i), (iii), (iv), (vii) or
          (viii); (k) or (l) above, the Agent, by written notice to American Eco and Chempower, may declare the unpaid principal of and accrued interest on the Principal Shareholders' Note to be immediately due and payable, whereupon the total amount of the then unpaid principal of and interest on such Principal Shareholders' Note shall become due and payable, without any further notice, presentment, or demand of any kind, all of which are hereby expressly waived by Chempower. If there shall occur any Event of Default set forth in Subsections (j)(ii), (v) or
          (vi) above, all indebtedness on the Principal Shareholders' Note shall automatically become and be immediately due and payable. Upon the occurrence of any Event of Default and at all times thereafter during which such Event of Default shall continue, the Agent shall have the rights and remedies of a secured party under the UCC in addition to the rights and remedies expressly provided for under this Agreement and the instruments referred to in Sections 2 and 3 hereof. The Agent may require Chempower and/or American Eco to assemble the Collateral (as used hereinafter, including all such items as are included in the definitions of Collateral under both the Security Agreement and the Pledge Agreement) and make it available to the Agent at a reasonably convenient place to be designated by the Agent. The Agent will give American Eco reasonable notice under the UCC of the time and place of any public sale of such Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed (deposited for delivery, postage prepaid, by U.S. mail) to American Eco's address as set forth in Section 12(c) of this Agreement (as modified by any change therein which American Eco has supplied in writing to the Agent), at least ten
          (10) days before the time of the public sale or the time after which any private sale or other intended disposition thereof is to be made. At any such public or private sale, the Agent may purchase such Collateral. After deduction for the expenses of the Agent, the residue of any such sale or other disposition shall be applied in satisfaction of the Obligations in such order of preference as the Agent may determine. Any excess, to the extent permitted by law, shall be paid to Chempower or American Eco, and Chempower and American Eco shall remain liable for any deficiency.

               10. CONDITIONS PRECEDENT. The obligation of the Principal Shareholders to perform in accordance with this Agreement and to engage in the transactions contemplated hereby shall be subject to the satisfaction of the following conditions prior to such performance by the Principal Shareholders:

                    (a) The Effective Time of the Merger shall have occurred;

                    (b) Chempower shall have executed and delivered each of the following documents:

                    (i) to the Exchange Agent, the Principal Shareholder's Note, which Principal Shareholders' Note, together with a cash payment of $7,444,712 of the Merger Consideration due, in the aggregate, to the Principal Shareholders, will then be delivered to the Agent upon surrender of the Certificates representing the Shares held by the Principal Shareholders in accordance with the provisions of Section 2.03 of the Merger Agreement;

                    (ii) to the Agent, the Security Agreement; and


                    (iii) to the Agent, any other financing statements,
               mortgages, leasehold assignments, and other collateral documents required to grant and perfect liens on all assets of Chempower, as may be requested by the Agent.

                    (c) American Eco shall have executed and delivered to the Agent each of the following documents:

                    (i)  the Principal Shareholders' Guaranty;

                    (ii) the Pledge Agreement;

                    (iii) share certificates, stock powers and/or other
               instruments necessary to perfect the pledge of all Chempower shares by American Eco, if so requested by the Agent; and

                    (iv) An opinion of counsel for American Eco in form and
               substance satisfactory to the Agent and the Principal Shareholders and their counsel relating, inter alia., to the
                                                        ----------
               due authorization, legality and enforceability of the foregoing and to the perfection of the liens provided for under the Pledge Agreement.

               11.  THE AGENT.

                    (a)  APPOINTMENT AND ACCEPTANCE.  The Principal
                         --------------------------
          Shareholders, by executing this Agreement, shall be deemed to have irrevocably appointed Toomas J. Kukk, and any successor appointed pursuant to Section 11 (d) hereof, as the Agent to be the representative and agent of the Principal Shareholders for all purposes under this Agreement on the terms and conditions set forth in this Section 11. Toomas J. Kukk, by his signature below, hereby accepts his appointment as the original Agent hereunder and agrees to act as the representative and agent of the Principal Shareholders for all purposes under this Agreement on the terms and conditions set forth in this Section 11.

                    (b)  POWERS. As the representative and agent of the
                         ------
          Principal Shareholders, the Agent shall have full power and authority, for and on behalf of each and all of the Principal Shareholders and in their name, to do all things necessary or desirable (a) to determine the rights of the Principal Shareholders under this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement and the Security Agreement, or to protect the interests of the Principal Shareholders therein, and (b) to carry out the provisions of, and to otherwise act on behalf of the Principal Shareholders under, this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement and the Security Agreement, including, but not limited to, the following: (i) to receive, demand, collect, deposit, hold and disburse all payments of principal or interest on and proceeds of the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Security Agreement, and the Pledge Agreement; (ii) to commence, prosecute, defend or compromise and settle any disputes or legal proceedings relating to this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement or the Security Agreement, and to take such other actions with respect to such disputes as he deems necessary or appropriate to resolve such disputes; (iii) to prepare, execute, endorse and deliver any and all drafts, certificates and any other documents and instruments in connection with this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement or the Security Agreement; (iv) to sign and deliver contracts, directions, releases, consents, receipts and other written instruments on behalf of the Principal Shareholders as contemplated herein; (v) to employ and discharge attorneys and other professional advisors and agents as he deems necessary or desirable; (vi) to represent the interests of the Principal Shareholders at the Closing; (vii) to receive notices on behalf of the Principal Shareholders pursuant to Section 12(c) of this Agreement; and (viii) to do, or refrain from doing, all things required or permitted to be done under this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement and the Security Agreement as fully as the Principal Shareholders could do or refrain from doing.

                    (c)  IRREVOCABILITY. The powers and authority granted
                         --------------
          to the Agent as provided in this Section 11 are specifically declared to be coupled with an interest and given as security, and the death, incapacity or any action of any of the Principal Shareholders or the lapse of time shall not operate to revoke or in any way to impair or affect such powers and authority.

                    (d)  RESIGNATIONS AND OTHER VACANCIES. An original or
                         --------------------------------
          any successor Agent may resign as such at any time, but such resignation shall not be effective until a successor Agent has qualified as set forth in this Section 11(d). In the event of the resignation, death, incapacity or other inability to serve of an original or any successor Agent, his or her successor may be designated by the written designation of the Principal Shareholders, or any person duly authorized to act on behalf of either of the Principal Shareholders, who shall deliver the original of such written designation to American Eco; provided,
                                                           --------
          however, that the first successor Agent shall be Ernest M.
          -------
          Rochester, if he is then living and not incapacitated or otherwise unable to serve. Any successor to an Agent must qualify as such by executing a written instrument of acceptance of the appointment and delivering the original thereof to American Eco and a copy thereof to each of the Principal Shareholders.

                    (e)  SCOPE OF DUTIES. The Agent shall have only such
                         ---------------
          duties and obligations as are imposed upon them by the provisions of this Section 11 and otherwise by the provisions of this Agreement, the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Pledge Agreement and the Security Agreement. The Agent hereby undertakes and agrees (a) to make all reasonable efforts to maximize the amounts realized by the Agent on the Principal Shareholders' Note, (b) to take all actions necessary to realize all proceeds available under the Security Agreement, the Principal Shareholders' Guaranty, and/or the Pledge Agreement to which the Agent may become entitled from time to time as beneficiary by the terms thereof as promptly as practicable following the occurrence of conditions required to entitle the Agent to collect such proceeds, (c) to take all reasonable actions to prevent the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Security Agreement and the Pledge Agreement and all payments thereon and proceeds thereof from becoming subject to any lien or adverse claim and
          (d) to promptly pay over to each of the Principal Shareholders that portion of all payments received by the Agent in respect of the Principal Shareholders' Note, the Principal Shareholders' Guaranty, the Security Agreement and the Pledge Agreement in the amount corresponding to the respective percentage interest of the Principal Shareholder in such payments as set forthon Exhibit E hereto.

                    (f)  NO COMPENSATION.  The Agent shall not be
                         ---------------
          compensated for its services under this Section 11, except that he shall be reimbursed for any out-of-pocket expenses incurred in exercising the powers delineated in this Section 11.

                    (g)  LIABILITY; INDEMNIFICATION.
                         --------------------------

                    (i) Neither the Agent nor any of his agents shall be personally liable for any action taken or omitted by them under this Section 11, including without limitation the compromise of any disputes or legal proceedings, or any agreement, document or instrument executed in connection therewith, except for their own respective willful misconduct or gross negligence; provided, however, that such
                                            --------  -------
               limitation of liability shall not be effective to the extent that it is prohibited by statute or governing law. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any schedule, statement, report, notice or other document which he believes to be genuine or to have been presented by a proper person.

                    (ii) The Principal Shareholders severally agree to
               indemnify and hold the Agent harmless from and against any claims, loss, liability, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by or asserted against the Agent and based on or arising out of
               (A) actions taken by the Agent in the exercise of his powers and duties herein provided or (B) claims of creditors, receivers or the bankruptcy estate of Chempower or American Eco with respect to payments made on the Principal Shareholders' Note, with each of the Principal Shareholders bearing a proportion of the costs of such indemnification corresponding to the percentage interest of such Principal Shareholder as set forth on Exhibit E hereto.

                    (h)  TERMINATION OF POWERS. The powers, authority,
                         ---------------------
          rights, duties and obligations granted or imposed as provided in this Section 11 shall terminate on the second annual anniversary following the last date on which the Principal Shareholders' Note has been paid in full or cancelled. Upon such termination, the Agent shall be released and discharged from all further duties and responsibilities under this Section 11.

                    (i)  BINDING EFFECT. This Section 11 shall be binding
                         --------------
          upon and inure to the benefit of the Agent and the Principal Shareholders, and their respective executors, administrators, successors and assigns.

               12.  GENERAL PROVISIONS.

                    (a)  SEVERABILITY OF PROVISIONS. If any provision,
                         --------------------------
          term, or portion of this Agreement, (including, without limitation, (a) any indebtedness, obligation, liability, contract, agreement, indenture, warranty, covenant, guaranty, representation, or condition of this Agreement made, assumed, or entered into, (b) any act or action taken under this Agreement, or (c) any application of this Agreement) is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other such provision, term, or portion of this Agreement, each of which shall be construed and enforced as if such illegal or invalid provision, term, or portion were not contained in this Agreement. Any illegality or invalidity of any application of this Agreement shall not affect any legal and valid application of this Agreement, and each provision, term, and portion of this Agreement shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

                    (b)  WAIVER; RIGHTS CUMULATIVE; TIME OF EFFECTIVENESS
                         ------------------------------------------------
          OF DEMANDS AND NOTICES. The Agent shall not be deemed to have
          ----------------------
          waived any of its rights under this Agreement or under any other agreement, instrument, or document executed by Chempower or American Eco in connection with this Agreement, unless such waiver be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Agent, whether evidenced by this Agreement or by any other agreement, instrument, or document shall be cumulative and may be exercised singularly or concurrently. Any written demands, written requests, or written notices to Chempower or American Eco that the Agent may elect to give shall be effective when deposited for delivery, postage prepaid, by U.S. mail, and addressed to American Eco's address as set forth in Section 12(c) of this Agreement (as modified by any change therein which American Eco has supplied in writing to the Agent). If at any time or times, by assignment or otherwise, the Agent transfers the Principal Shareholders' Note or any part of the Collateral to another person in accordance with this Agreement, such transfer shall, subject to Section 12(i) of this Agreement, carry with it the Agent's powers and rights under this Agreement with respect to the Principal Shareholders' Note or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. To the extent that the Agent retains the Principal Shareholders' Note or any part of the Collateral, the Agent will continue to have the rights and powers with respect to the Principal Shareholders' Note and the Collateral as set forth in this Agreement.

                    (c)  NOTICES.  All written notices, requests, or other
                         -------
          communications herein provided for must be addressed:

                    If to American Eco:

                    American Eco Corporation
                    11011 Jones Road
                    Houston, Texas 77070
                    Attention:  Michael E. McGinnis, President
                    Telephone:  281-774-7000
                    Facsimile:  281-777-7001

                    With a copy to:
                    Reid & Priest LLP
                    40 West 57th Street
                    New York, New York 10019
                    Attention:  Bruce A. Rich, Esq.
                    Telephone:  (212) 603-2000
                    Facsimile:  (212) 603-2001

                    If to Chempower, the Principal Shareholders, or the
          Agent:

                    CHEMPOWER, INC.
                    807 East Turkeyfoot Lake Road
                    Akron, Ohio  44319
                    Attention:  T.J. Kukk, President
                    Telephone:  216-896-4202
                    Facsimile:  216-896-1866

                    With a copy to:

                    Thompson Hine & Flory P.L.L.
                    3900 Key Center
                    127 Public Square
                    Cleveland, Ohio  44114
                    Attention:  Thomas A. Aldrich, Esq.
                    Telephone:  216-566-5500
                    Facsimile:  216-566-5800

          or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if by telex, when such telex is transmitted and the appropriate answer back is received or (ii) if given by mail, 72 hours after such communication is deposited in the U.S. mail certified mail return receipt requested.

                    (d)  GOVERNING LAW.  The laws of the State of Ohio
                         -------------
          shall govern the construction of this Agreement (including, without limitation, any terms not specifically defined in this Agreement that may be so specifically defined pursuant to Ohio Revised Code Section 1309.01-1309.50 inclusive, and including any amendments thereof or any substitution therefor) and the rights and duties of Chempower, American Eco, the Principal Shareholders, and the Agent. This Agreement shall be binding upon and inure to the benefit of Chempower, American Eco, and the Agent and their respective successors, assigns, heirs, and administrators. The rights and powers given in this Agreement to the Agent are in addition to those otherwise created or existing in the same Collateral by virtue of other agreements or writings.

                    (e)  INTEGRATION. This Agreement and any promissory
                         -----------
          note or other writing executed and delivered by any person to the Agent in connection herewith integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

                    (f)  RIGHTS IN ADDITION AND NOT IN SUBSTITUTION. The
                         ------------------------------------------
          rights conferred upon Toomas J. Kukk and Ernest M. Rochester by this Agreement shall be in addition to and not in substitution for any of the rights conferred upon them pursuant to the Employment Agreement and the Non-Competition Agreement entered into between each of them and American Eco and Chempower; further, the rights conferred upon Messrs. Kukk and Rochester pursuant to such Employment Agreements and Non-Competition Agreements shall not act as a limitation upon any of the rights conferred upon them pursuant to this Agreement.

                    (g)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
                         ------------------------------------------
          representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Agent, and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

                    (h)  ENTIRE AGREEMENT; AMENDMENT. This Agreement,
                         ---------------------------
          including the Disclosure Schedule and the Exhibits attached hereto, and the agreements and instruments referred to or provided for herein, embodies the entire agreement and understanding between Chempower, American Eco, and the Agent and supersedes all other prior agreements and understandings relating to the subject matter hereof. The parties hereto may enter into further and additional written agreements to amend or supplement this Agreement and the terms and provisions of such further and additional written agreements shall be deemed a part of this Agreement as though incorporated herein.

                    (i)  PARTIES IN INTEREST. All the terms and provisions
                         -------------------
          of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Neither Chempower nor American Eco shall assign its rights under this Agreement without the prior written consent of the Agent. The Agent, without the prior written consent of Chempower and/or American Eco, may assign, or sell participation in, all or part of the Principal Shareholders' Note and its rights under the Agreement and the other documents executed in connection herewith; provided, however, that in the event of such an
                    --------  -------
          assignment or sale (in one or in a series of transactions) of all of the Principal Shareholders' Note and all of the Agent's rights under the Agreement and the other documents executed in connection herewith, (i) the directors designated by the Principal Shareholders for service on the Boards of Directors of Chempower and American Eco shall resign from their positions as directors promptly following such assignment or sale, and (ii) the provisions of Paragraphs 8(b), 8(c), and 9(g) hereof would be of no force and effect thereafter. The Agent agrees that it will give American Eco prompt written notice of any assignment of all or part of the Principal Shareholders' Note. If any such assignment or sale is for less than the Agent's entire interest, then Chempower and/or American Eco shall only be required to provide the information and notices specified in this Agreement to the Agent and not to the transferee or purchasers, as the case may be; however, if such assignment or sale is for the Agent's entire interest, then Chempower and/or American Eco shall be required to provide the transferee or purchaser, as the case may be, with all information and notices specified in this Agreement.

                    (j)  WAIVER OF COUNTERCLAIMS; WAIVER OF JURY TRIAL.
                         ---------------------------------------------
          Each and every right granted to the Agent hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of Chempower's indebtedness, liabilities and obligations under this Agreement shall be without regard to any counterclaim or right of offset which Chempower and/or American Eco may have against the Agent, or any of the Principal Shareholders, as applicable, and without regard to any other obligation of any nature whatsoever which such parties may have to Chempower and/or American Eco, and no such counterclaim or offset shall be asserted by Chempower and/or American Eco in any action, suit or proceeding instituted by the Agent for payment or performance of Chempower and/or American Eco's indebtedness, liabilities or obligations under this Agreement.

          CHEMPOWER, AMERICAN ECO, THE PRINCIPAL SHAREHOLDERS, AND THE AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE PRINCIPAL SHAREHOLDERS' NOTE, THE SECURITY AGREEMENT, THE PRINCIPAL SHAREHOLDERS' GUARANTY, OR THE PLEDGE AGREEMENT, OR THE TRANSACTIONS RELATED THERETO.

                    (k)  HEADINGS. Article and Section headings used in
                         --------
          this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

                    (l)  CONSENT TO JURISDICTION. Chempower and American
                         -----------------------
          Eco agree that any action or proceeding to enforce or arising out of this Agreement or any of the other documents entered into in connection herewith may be commenced either in the Court of Common Pleas for [Summit County], Ohio or in the District Court of the United States for the Northern District of Ohio, and Chempower and American Eco each waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over such party if served to it at the address of American Eco listed in Section 12(c) in accordance with the provisions of Section 12(c) or as otherwise provided by the laws of the State of Ohio or the United States.

                    (m)  COUNTERPARTS. This Agreement may be executed in
                         ------------
          any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Financing Agreement as of the date set forth above, in the case of each of the corporate parties, by one or more officers thereunto duly authorized.

          AMERICAN ECO CORPORATION           CHEMPOWER, INC.


          By:/s/ Michael E. McGinnis         By:/s/ Robert E. Rohr
             ----------------------             ------------------
          Title: President                   Title: V.P. Finance


          PRINCIPAL SHAREHOLDERS:



          /s/ Toomas J. Kukk
          ---------------------------
          Toomas J. Kukk



          /s/ Mark L. Rochester
          ---------------------------
          Mark L. Rochester


          AGENT:



          /s/Toomas J. Kukk
          ---------------------------
          Toomas J. Kukk

                                      EXHIBIT A
                                      ---------


                                             RESPECTIVE
          PRINCIPAL                          PERCENTAGE
          SHAREHOLDER                        INTEREST
          ----------                         ----------


          THOMAS J. KUKK                     49.9999805035%

          MARK L. ROCHESTER                  50.000001949685%